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                                                                       Exhibit 1


                       CHANGE OF NAME OF SEGREGATED ACCOUNT OF
                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


Pursuant to the authority given me by Resolution No. 118, dated December 14, 1981 of the Board of Directors of Lincoln National Pension Insurance Company
(LNP) and by virtue of the merger of LNP into The Lincoln National Life Insurance Company effective January 1, 1989, I hereby amend the original "DESIGNATION OF SEGREGATED ACCOUNT OF LINCOLN NATIONAL PENSION INSURANCE COMPANY", dated June 3, 1981, so that effective immediately the name of the Segregated Account shall be: "Lincoln National Variable Annuity Account C".


      5/8/89                               /s/ Ian M. Rolland
------------------               -------------------------------------------
      DATE                       Ian M. Rolland, President
                                 The Lincoln National Life Insurance Company


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BOARD RESOLUTION
OF
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

ADOPTED NOVEMBER 4, 1982

82-28     RESOLVED, That the resolution relating to the establishment of segregated investment accounts, adopted by the Board of Directors on September 12, 1968, is hereby rescinded effective this date; and

          RESOLVED FURTHER, That the chief executive officers of the Company is hereby authorized in his discretion from time to time to establish one or more segregated investment accounts in accordance with the provisions of the Indiana Insurance Law, for such purpose or purposes as he may determine and as may be appropriate under the Indiana Insurance Law; and

          RESOLVED FURTHER, That if in the opinion of legal counsel of the Company it is necessary or desirable to register any of such accounts under the Investment Company Act of 1940 or to register a security issued by any such account under the Securities Act of 1933, or to make application for exemption from registration, the chief executive officer or such other officers as he may designate are hereby authorized to accomplish any such registration or to make any such application for exemption, and to perform all other acts as may be desirable or necessary in connection with the conduct of business of the Company with respect to any such account.